Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP REPORTS STRONG SECOND-QUARTER 2022 EARNINGS

•Second-quarter 2022 GAAP earnings of $1.02 per share and $1.20 per share operating
•Company reaffirms 2022 operating earnings (non-GAAP) guidance range of $4.87 to $5.07 and 6% to 7% long-term growth rate
•Continued focus on a responsible clean energy transition through regulated renewables and grid investments
•Kentucky sale expected to close this summer; unregulated renewable sales process will officially launch by early September

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Second Quarter ended June 30,			Year-to-date ended June 30,
	2022	2021	Variance	2022	2021	Variance
Revenue ($ in billions):	4.6	3.8	0.8	9.2	8.1	1.1
Earnings ($ in millions):
GAAP	524.5	578.2	(53.7)	1,239.2	1,153.2	86.0
Operating (non-GAAP)	617.7	589.5	28.2	1,234.1	1,160.0	74.1

EPS ($):
GAAP	1.02	1.16	(0.14)	2.43	2.31	0.12
Operating (non-GAAP)	1.20	1.18	0.02	2.42	2.33	0.09
EPS based on 514 million shares 2Q 2022, 500 million shares 2Q 2021, 510 million shares YTD 2022 and 498 million shares YTD 2021.

COLUMBUS, Ohio, July 27, 2022 -- American Electric Power (Nasdaq: AEP) today reported second-quarter 2022 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $525 million or $1.02 per share, compared with GAAP earnings of $578 million or $1.16 per share in second-quarter 2021. Operating earnings for second-quarter 2022 were $618 million or $1.20 per share, compared with operating earnings of $590 million or $1.18 per share in second-quarter 2021.

Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. The difference between 2022 GAAP and operating earnings for the quarter was largely due to the write-off of an equity investment in the Flat Ridge 2 wind facility in Kansas, charges related to the anticipated sale of AEP's Kentucky operations, a gain on the sale of mineral rights, and the mark-to-market impact of economic hedging activities.
A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“AEP is delivering on our long-term strategy to invest in new energy resources and grid enhancements that improve service and reliability for our customers, support a clean energy future and provide value to our customers, communities and investors,” said Nicholas K. Akins, AEP chairman, president and chief executive officer.
“We’re making significant progress on our plan to responsibly transform our generation fleet as we work to add approximately 16,000 megawatts of regulated renewable generation by 2030 and achieve our goal of net zero emissions by 2050. Appalachian Power recently received approval to own 409 megawatts of wind and solar, and SWEPCO filed in May for regulatory approval to purchase three renewable projects totaling 999 megawatts.
“We’re currently seeking new wind and solar proposals in multiple states and continue to add generation in line with our integrated resource plans to best meet the future energy needs of our customers. We also are making substantial progress on our planned investments of nearly $25 billion in transmission and distribution from 2022 through 2026 as we develop a modern, reliable and resilient energy grid that will benefit our customers. Net plant for our Transmission Holding Co. grew $1.2 billion, or 10.5%, since June 2021,” Akins said.
“As part of our strategic focus, we continue to simplify and de-risk the company. This includes the sale of our Kentucky operations, which we continue to make progress on and expect to complete this summer. We’re also preparing to launch the sales process for our unregulated renewables portfolio by early September. The proceeds from that process will aid in the financing of planned direct investments in our regulated businesses where we see a pipeline of opportunities to enhance service for customers and advance our clean energy transition. In May, we closed on the sale of five unregulated renewable development sites in the Midwest, and we expect to finalize the sale of an additional solar development site in Ohio in the third quarter,” Akins said.
“Our service territory has fully recovered from the economic impacts of the pandemic. We’re seeing job growth and business expansion across every operating company and most sectors, building on the momentum we experienced in 2021. We continue to focus on economic development activities that are bringing new load into our communities, helping to mitigate the impact of macroeconomic challenges,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	2Q 22	2Q 21	Variance	YTD 22	YTD 21	Variance
Vertically Integrated Utilities (a)	301.2	228.2	73.0	599.4	498.6	100.8
Transmission & Distribution Utilities (b)	164.8	153.7	11.1	317.6	268.1	49.5
AEP Transmission Holdco (c)	141.8	168.7	(26.9)	314.9	340.7	(25.8)
Generation & Marketing (d)	72.6	52.4	20.2	186.8	89.0	97.8
All Other	(155.9)	(24.8)	(131.1)	(179.5)	(43.2)	(136.3)
Total GAAP Earnings (Loss)	524.5	578.2	(53.7)	1,239.2	1,153.2	86.0

Operating Earnings (non-GAAP)	2Q 22	2Q 21	Variance	YTD 22	YTD 21	Variance
Vertically Integrated Utilities (a)	301.2	227.0	74.2	599.4	497.4	102.0
Transmission & Distribution Utilities (b)	164.8	153.7	11.1	317.6	268.1	49.5
AEP Transmission Holdco (c)	141.8	168.9	(27.1)	314.9	340.9	(26.0)
Generation & Marketing (d)	90.9	45.3	45.6	105.6	77.4	28.2
All Other	(81.0)	(5.4)	(75.6)	(103.4)	(23.8)	(79.6)
Total Operating Earnings (non-GAAP)	617.7	589.5	28.2	1,234.1	1,160.0	74.1

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management reaffirmed the 2022 operating earnings guidance range of $4.87 to $5.07 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.
Reflecting special items recorded through the second quarter, the estimated earnings per share on a GAAP basis would be $4.88 to $5.08 per share. See the table below for a full reconciliation of 2022 earnings guidance.

2022 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$4.88	to	$5.08

Mark-to-market impact of commodity hedging activities		(0.27)

Accumulated deferred income tax adjustments		—

Pending sale of Kentucky operations		0.15

Mark-to-market impact of certain equity investments		—

Gain on sale of mineral rights		(0.18)

Impairment of investment in Flat Ridge 2		0.29

Operating EPS Guidance	$4.87	to	$5.07

WEBCAST

AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 16,700 employees operate and maintain the nation’s largest electricity transmission system and more than 224,000 miles of distribution lines to safely deliver reliable and affordable power to 5.5 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 31,000 megawatts of diverse generating capacity, including more than 7,100 megawatts of renewable energy. The company’s plans include growing its renewable generation portfolio to approximately 50% of total capacity by 2030. AEP is on track to reach an 80% reduction in carbon dioxide emissions from 2000 levels by 2030 and has committed to achieving net zero by 2050. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations and employees’ reactions to those regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of escalating global trade tensions including the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; the risks associated with fuels used before, during and after the generation of electricity, including coal ash and nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Second Quarter of 2022
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2022
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		301.2	164.8	141.8	72.6	(155.9)	524.5	$1.02

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(36.4)	—	(36.4)	(0.07)
Pending Sale of Kentucky Operations	(d)	—	—	—	—	73.2	73.2	0.14
Mark-to-Market Impact of Certain Investments	(e)	—	—	—	—	1.7	1.7	—
Gain on Sale of Mineral Rights	(f)	—	—	—	(91.9)	—	(91.9)	(0.18)
Impairment of Investment in Flat Ridge 2	(g)	—	—	—	146.6	—	146.6	0.29
Total Special Items		—	—	—	18.3	74.9	93.2	$0.18

Operating Earnings (Loss) (non-GAAP)		301.2	164.8	141.8	90.9	(81.0)	617.7	$1.20

Financial Results for the Second Quarter of 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		228.2	153.7	168.7	52.4	(24.8)	578.2	$1.16

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(7.1)	—	(7.1)	(0.02)
State Tax Law Changes	(h)	(1.2)	—	0.2	—	19.4	18.4	0.04
Total Special Items		(1.2)	—	0.2	(7.1)	19.4	11.3	$0.02

Operating Earnings (Loss) (non-GAAP)		227.0	153.7	168.9	45.3	(5.4)	589.5	$1.18

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Includes a $68.8 million pre-tax loss on the expected sale of the Kentucky operations and other related third-party transaction costs
(e)Represents the impact of mark-to-market on certain investments
(f)Represents the gain on the sale of certain mineral rights
(g)Represents the impact of the write-off of AEP's investment in the Flat Ridge 2 wind farm joint venture
(h)Represents the remeasurement of accumulated deferred income taxes as a result of enacted state legislation in Arkansas, Louisiana, Oklahoma and West Virginia

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2022	2021	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	7,039	6,525	7.9%
Commercial	5,911	5,670	4.3%
Industrial	8,906	8,611	3.4%
Miscellaneous	578	549	5.3%
Total Retail	22,434	21,355	5.1%

Wholesale Electric (in millions of kWh): (a)	3,660	4,487	(18.4)%

Total KWHs	26,094	25,842	1.0%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	6,589	6,065	8.6%
Commercial	6,941	6,488	7.0%
Industrial	6,647	6,338	4.9%
Miscellaneous	197	185	6.5%
Total Retail (b)	20,374	19,076	6.8%

Wholesale Electric (in millions of kWh): (a)	565	445	27.0%

Total KWHs	20,939	19,521	7.3%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2022
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2022
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		599.4	317.6	314.9	186.8	(179.5)	1,239.2	$2.43

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(135.9)	—	(135.9)	(0.27)
Accumulated Deferred Income Tax Adjustments	(d)	—	—	—	—	(2.0)	(2.0)	—
Pending Sale of Kentucky Operations	(e)	—	—	—	—	75.8	75.8	0.15
Mark-to-Market Impact of Certain Investments	(f)	—	—	—	—	2.3	2.3	—
Gain on Sale of Mineral Rights	(g)	—	—	—	(91.9)	—	(91.9)	(0.18)
Impairment of Investment in Flat Ridge 2	(h)	—	—	—	146.6	—	146.6	0.29
Total Special Items		—	—	—	(81.2)	76.1	(5.1)	$(0.01)

Operating Earnings (Loss) (non-GAAP)		599.4	317.6	314.9	105.6	(103.4)	1,234.1	$2.42

Financial Results for Year-to-Date 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		498.6	268.1	340.7	89.0	(43.2)	1,153.2	$2.31

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(11.6)	—	(11.6)	(0.02)
State Tax Law Changes	(i)	(1.2)	—	0.2	—	19.4	18.4	0.04
Total Special Items		(1.2)	—	0.2	(11.6)	19.4	6.8	$0.02

Operating Earnings (Loss) (non-GAAP)		497.4	268.1	340.9	77.4	(23.8)	1,160.0	$2.33

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the impact of out-of-period adjustments related to accumulated deferred income taxes
(e)Includes a $68.8 million pre-tax loss on the expected sale of the Kentucky operations and other related third-party transaction costs
(f)Represents the impact of mark-to-market on certain investments
(g)Represents the gain on the sale of certain mineral rights
(h)Represents the impact of the write-off of our investment in the Flat Ridge 2 wind farm joint venture
(i)Represents the remeasurement of accumulated deferred income taxes as a result of enacted state legislation in Arkansas, Louisiana, Oklahoma and West Virginia

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2022	2021	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	16,264	16,006	1.6%
Commercial	11,429	10,928	4.6%
Industrial	17,068	16,313	4.6%
Miscellaneous	1,122	1,068	5.1%
Total Retail	45,883	44,315	3.5%

Wholesale Electric (in millions of kWh): (a)	8,134	9,129	(10.9)%

Total KWHs	54,017	53,444	1.1%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	13,566	12,989	4.4%
Commercial	12,940	12,064	7.3%
Industrial	12,577	11,619	8.2%
Miscellaneous	368	351	4.8%
Total Retail (b)	39,451	37,023	6.6%

Wholesale Electric (in millions of kWh): (a)	1,136	1,048	8.4%

Total KWHs	40,587	38,071	6.6%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers